                      LOAN RENEWAL AND SECURITY AGREEMENT
                      -----------------------------------


          THIS LOAN RENEWAL AND SECURITY AGREEMENT is made between PRECISION AUTO CARE, INC., a Virginia corporation ("PAC"), and certain of its subsidiaries wholly-owned and/or controlled by it, namely, WE JAC CORPORATION, a Delaware corporation; PRECISION BUILDING SOLUTIONS INCORPORATED, formerly known as LUBE VENTURES, INC., a Delaware corporation; ROCKY MOUNTAIN VENTURES, INC., a Colorado corporation; ROCKY MOUNTAIN VENTURES II, INC., a Colorado corporation; MIRACLE PARTNERS, INC., a Delaware corporation; RALSTON CAR WASH, LTD., a Colorado limited liability company; PREMA PROPERTIES, LTD., an Ohio limited liability company; MIRACLE INDUSTRIES, INC., an Ohio corporation; KBG, LLC, a Colorado limited liability company; PTW, INC., a Washington corporation; NATIONAL 60 MINUTE TUNE, INC., a Washington corporation; HYDROSPRAY CAR WASH EQUIPMENT CO., LTD., an Ohio limited liability company; PRECISION TUNE AUTO CARE, INC., a Virginia corporation; WORLDWIDE DRYING SYSTEMS, INC., a Colorado corporation; PAC MEXICAN DELAWARE HOLDING COMPANY, INC., a Delaware corporation; PAC MEXICAN HOLDING COMPANY LLC, a Virginia limited liability company; PRECISION AUTO CARE MEXICO II, S. de R.L. de C.V., a Mexican limited liability company; PRECISION AUTO CARE MEXICO I, S. de R.L. de C.V., a Mexican limited liability company; and INDY VENTURES, L.L.C., an Indiana limited liability company (each of the foregoing and PAC are sometimes hereafter referred to individually as a "Borrower" and collectively as the "Borrowers"), and PRECISION FUNDING, L.L.C., a Virginia limited liability company (the "Lender").


                                   Recitals
                                   --------

          A. The Borrowers are indebted to the Lender under a Third Consolidated, Amended and Restated Revolving and Acquisition Line of Credit Promissory Note dated October 1, 1998 in the face amount of $21,072,860.62 (together with allonges thereto, the "Note"), acquired by Lender from First Union National Bank.

          B. The Note evidences, inter alia, a Line of Credit, and an Acquisition Line of Credit, both of which are governed and secured by a Second Amended and Restated Loan and Security Agreement dated October 27, 1999, as modified by a Modification Agreement dated May 15, 2000.

          C. As of September 29, 2000, there was due under the Note $5,836,666.57 in principal, $53,720.84 in interest, and $17,109.07 in attorneys fees.

          D. As of September 29, 2000, the Borrowers were further indebted to Arthur C. Kellar and Desarollo Integrado, S.A. de C.V., respectively, in the principal amount of up to

$2,500,000, plus interest, as evidenced by two notes (the "Subordinated Notes") dated August 4, 2000.

          E. PAC is a holding company which conducts business through its Subsidiaries (as hereafter defined).

          F. Because of the ownership relation and the other relationships described hereafter, the Borrowers requested the Lender to provide, and the Lender did provide, its commitment (the "Commitment") dated September 25, 2000, upon the terms and conditions stated therein.

          G. Pursuant to the Commitment, the Lender has, subject to the conditions therein specified, agreed to provide a credit facility.

              1. to purchase the Note and the Subordinated Notes, in each case for the amount of principal, interest, and attorneys' fees due thereon at the time of purchase;
              2. to renew the Note and the Subordinated Notes through the Consolidated Renewal Note (as hereinafter defined); and
              3. to provide an additional amount of revolving credit, as contemplated by the Note and the Second Amended and Restated Loan and Security Agreement, said additional amount not to exceed the amount by which (a) the Maximum Loan Amount (as hereinafter defined) exceeds (b) the aggregate purchase price of the Note and the Subordinated Notes.

          H. As contemplated by the Commitment, the Lender purchased the Note on September 29, 2000, renews the Note hereunder, and intends to purchase and renew the Subordinated Notes within five (5) business days of the Borrowers' execution and delivery, and Lender's acceptance, of the Consolidated Renewal Note and this Agreement;

          I. As provided in the Commitment, upon acquisition of the Subordinated Notes, the Lender intends to mark the Note "paid by renewal" and to repay the Subordinated Notes whereupon (a) all amounts paid therefor shall be deemed Advances made under the Consolidated Renewal Note effective as of October 1, 2000, and (b) the Lender shall make available additional Advances up to the Maximum Loan Amount.

          J. PAC is the sole or controlling, direct or indirect, owner of all of the issued and outstanding capital stock or other equity interests of all of the Subsidiaries. Each Borrower is a separate legal entity, however, and in addition to the ownership affiliation, each Borrower will be actively engaged in interwoven and ongoing business and financial relationships with PAC and the other Subsidiaries in the conduct of their respective but related businesses. These relationships include: (a) centralized accounting, data processing, payroll and other administrative services; (b) the sharing of common administrative (e.g., legal, accounting, etc.) services; (c) common management and the utilization of personnel for common services such as purchasing and administrative services; (d) the purchase and exchange of goods and services among the Borrowers; (e) the providing by PAC of substantial financial support to its Subsidiaries through loans; (f) the filing of consolidated federal tax returns by PAC and a substantial number of the Subsidiaries; and (g) other contemplated business accommodations by and between the Borrowers. Because of the affiliation and inter-relationship of the Borrowers, in law and in fact, because of the existing joint and several liability of the Borrowers under the Note and the Subordinated Notes, and because of the economic dependence of one on the other, and further because each Borrower is joining in the execution hereof for the purpose of inducing the Lender to enter into this Agreement, each Borrower promises to pay all Obligations (as hereinafter defined) regardless of which Borrower requested and/or received, directly or indirectly, the proceeds or benefit of any Advance (as hereinafter defined). For purposes of this Agreement, each Borrower joins as a co-maker, and the liability of each co-maker shall be joint and several for the repayment of all Loans, interest thereon and all other Obligations, and the performance of all terms, conditions and provisions of this Agreement. The Advances may be made to one Borrower for the use and benefit of one or more other Borrowers, and each Borrower may act as and be the agent of each other Borrower; the Collateral of each Borrower shall be Collateral for all Obligations arising hereunder, regardless of which Borrower incurred the Obligations; notice to PAC or any other Borrower shall constitute notice to all Borrowers; a request for a Loan by PAC for its use or for the use of another Borrower shall be valid and binding on all Borrowers. Each Subsidiary designates, constitutes and appoints PAC as its true and lawful attorney-in-fact to act for it and on its behalf under this Agreement in all respects, and any action taken by PAC with respect to any Subsidiary shall be binding on both. No action now or hereafter taken by the Lender for administrative purposes or otherwise, including, without limitation, recording this transaction on its books and records in the name of PAC, administering the Loans through one deposit account, collateral account or other account or accounts, notifying or dealing with one Borrower to the exclusion of any other shall be, or shall be deemed to be, a waiver or relinquishment of any right, power or remedy with respect to all Borrowers nor a release of any Borrower from strict performance and unconditional liability under this Agreement.

          K. The Borrowers acknowledge that each has benefited from the making of the loans evidenced by the Note and the Subordinated Notes and each will benefit from the renewal thereof.

          L. All Borrowers join in the execution hereof and the joint and several undertakings herein to induce the Lender to make available the credit facilities herein provided for.

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements of the parties hereafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   ---------
                                  Definitions
                                  -----------

          As used in this Agreement, the following terms shall have the meanings set forth as definitions, unless the specific context clearly requires a different meaning, and all terms defined in this Article, or elsewhere herein, shall be capitalized throughout this Agreement. Terms defined in the Uniform Commercial Code of Virginia or of any other state in which any portion of the Collateral may be located shall have the meanings ascribed to them in the applicable uniform commercial code, and all financial terms not otherwise defined shall have those meanings as determined under generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants ("GAAP"). The plural use of any defined term shall include the singular, and the singular use of any defined term shall include the plural.

          Section 1.1.  Account Debtor.  The term "Account Debtor" shall mean
                        --------------
any Person who is obligated to pay a Receivable to any Borrower.

          Section 1.2.  Accounts, Chattel Paper, Documents, Inventory,
                        ----------------------------------------------
Securities, Equipment, General Intangibles and Instruments.  The terms
----------------------------------------------------------
"Accounts," "Chattel Paper," "Documents," "Inventory," "Securities," "Equipment," "General Intangibles" and "Instruments" shall have the same respective meanings as are given to those terms in the Virginia Uniform Commercial Code, Titles 8.1 to 8.9 of the Code of Virginia, as amended.

          Section 1.3.  Advances.  The term "Advances" shall mean funds provided
                        --------
to or for the benefit of the Borrowers, or any of them, whether by credit to PAC's Deposit Account based on a request from PAC for borrowing as provided in
Article II herein, or by any extension of credit from Lender, regardless of whether a specific request has been made therefor.

          Section 1.4.  Affiliate.  The term "Affiliate" shall mean any
                        ---------
corporation, (including all of the Subsidiaries), partnership, limited liability company, limited liability partnership or other Person of which more than fifty percent (50%) of the legal or beneficial ownership interests are held, directly or indirectly, by PAC or any other Borrower, or which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by PAC.

          Section 1.5.  Agent.  The term "Agent" shall mean PAC as exclusive
                        -----
agent for all of the Subsidiaries to act for and on behalf of each and all of them, individually and collectively, to request Advances, receive notices, accept service of process and take all actions deemed necessary in connection with this Agreement, the Loans and the Consolidated Renewal Note.

          Section 1.6.  Agreement.  The term "Agreement" shall mean this Loan
                        ---------
Renewal and Security Agreement, as amended, restated, extended or modified from time to time, together with all attachments and exhibits hereto or thereto.

          Section 1.7.  Assumption Agreement.  The term "Assumption Agreement"
                        --------------------
shall mean an agreement in which a corporation or other business entity previously or hereafter acquired, directly or indirectly, or subsequently created, and which otherwise qualifies as a

Subsidiary, agrees to be bound by the terms of this Agreement and assumes joint and several liability for repayment of the Consolidated Renewal Note and all other Obligations.

          Section 1.8.  Borrower.  The term "Borrower" or "Borrowers" shall mean
                        --------
PAC and all of the additional parties identified on the first page of this Agreement which are Subsidiaries owned and controlled by PAC, and shall also include such other Persons hereafter qualifying as a Subsidiary which execute and deliver to the Lender an Assumption Agreement.

          Notwithstanding the fact that none of Promotora de Franquicias Praxis, S.A. de C.V., a Mexican corporation ("PFP"), or any of the "Praxis Companies" as defined in that certain Subscription and Stock Purchase Agreement made as of March 31, 1998, by and among PAC, PAC Mexico I and the stockholders of PFP (the "PFP Purchase Agreement," and all of such entities, collectively, the "Non-Borrower Mexican Subsidiaries") will enter into an Assumption Agreement and become a party to this Agreement as a Borrower thereunder, the terms "Borrower" and "Subsidiary" as used in this Agreement shall include the Non-Borrower Mexican Subsidiaries for the following purposes:

          (a) The representations and warranties of the Borrowers under Sections 5.1, 5.2, 5.3, 5.4, 5.11, 5.13, 5.15, and 5.18 of this Agreement;

          (b) The affirmative covenants of the Borrowers contained in Sections 6.4, 6.6, 6.7, 6.10, 6.11, 6.12, 6.14, 6.15, 6.16, and 6.17 of this Agreement;
provided, however, that (a) for purposes of such Sections the covenant and agreement of the Borrowers which are parties to this Agreement shall be to cause the Non-Borrower Mexican Subsidiaries to comply with the provisions thereof, and
(b) it is understood and agreed that the fiscal year of PAC shall end on June 30 of each year;

          (c) The negative covenants of the Borrowers contained in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.17 and 7.18 of this
Agreement; provided, however, that (a) for purposes of such Sections the covenant and agreement of the Borrowers which are parties to this Agreement shall be not to cause or permit the Non-Borrower Mexican Subsidiaries to violate any of the provisions thereof, and (b) the contingent obligations of the Non-Borrower Mexican Subsidiaries identified in Exhibit No. 1 attached hereto shall
                                            -------------
not represent a violation of the provisions of Section 7.7 of this Agreement;
and

          (d) The Events of Default under Sections 8.7, 8.8, 8.9, and 8.10 of this Agreement.

          Section 1.9.  Business Day.  The term "Business Day" shall mean any
                        ------------
day other than a Saturday, Sunday or legal holiday or days on which banking institutions are authorized or obligated to close under the laws of the United States or the State of Virginia.

          Section 1.10. Collateral.  The term "Collateral" shall mean all of
                        ----------
the tangible and intangible real and personal property with respect to which the Borrowers have granted a security interest or lien to the Lender pursuant to the terms of this Agreement, the Second

Amended and Restated Loan and Security Agreement, any document to be executed in connection with this Agreement, or any of the other Loan Documents.

          Section 1.11.  Consolidated Renewal Note.  The term "Consolidated
                         -------------------------
Renewal Note" shall mean the promissory note dated and effective September 29, 2000, executed by the Borrowers as obligors, in the original maximum principal amount of Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000) and payable to the order of the Lender, and any and all substitutions, extensions, renewals, amendments, restatements, modifications or replacements thereof.

          Section 1.12.  Deposit Account.  The term "Deposit Account" shall mean
                         ---------------
PAC's operating account(s) established and maintained with the Depository Bank for the benefit of itself and all other Borrowers, or any substitute or additional account(s), to be utilized as the means of advancing funds under the Line of Credit.

          Section 1.13.  Depository Bank.  The term "Depository Bank" shall mean
                         ---------------
________________, or such other banking institution at which PAC maintains its Deposit Accounts.

          Section 1.14.  EBITDA.  The term "EBITDA" shall mean for any fiscal
                         ------
period the consolidated earnings of PAC and its Subsidiaries before interest, taxes, depreciation and amortization for such period, determined in accordance with GAAP consistently applied.

          Section 1.15.  EBITDA RATIO.  The term "EBITDA RATIO" shall mean at
                         ------------
any determination date the ratio of (a) the sum of (i) aggregate EBITDA for the four consecutive fiscal quarters ending on such date, plus (ii) cash of PAC and its Subsidiaries held in banks at such date, to (b) the sum of (i) principal payments due on the Consolidated Renewal Note and all other Indebtedness of PAC and its subsidiaries during the two consecutive fiscal quarters next following such date, plus (ii) all interest, if any, accrued on the Consolidated Renewal Note and such Indebtedness and unpaid at such date, plus (iii) interest on the Consolidated Note and such Indebtedness payable by PAC and its Subsidiaries during the two consecutive fiscal quarters next following such date .

          Section 1.16.  ERISA.  The term "ERISA" shall mean the Employee
                         -----
Retirement Income Security Act of 1974, as amended, and all regulations or rulings promulgated thereunder.

          Section 1.17.  Event of Default.  The term "Event of Default" shall
                         ----------------
mean the events constituting defaults under this Agreement as set forth in
Article VIII hereof.

          Section 1.18.  Governing Documents.  The term "Governing Documents"
                         -------------------
shall mean the articles of incorporation, certificate of incorporation, charter or other organizational instrument of a corporation, the articles of organization and operating agreement of a limited liability company, a partnership or joint venture agreement of any partnership, limited liability partnership or joint venture, and the by-laws or other rules for the governance of any such Person.

          Section 1.19.  Indebtedness.  The term "Indebtedness " shall mean the
                         ------------
total obligation owed to any Person by PAC or its Subsidiaries for borrowed funds, including the amount of capitalized lease obligations required by GAAP to be stated as balance sheet liabilities.

          Section 1.20.  Interest Rate.  The term "Interest Rate" shall mean a
                         -------------
rate of interest of twelve per cent (12%) per annum.

          Section  1.21. Laws.  The term "Laws" shall mean all ordinances,
                         ----
statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency.

          Section 1.22.  Liquidation Costs.  The term "Liquidation Costs" shall
                         -----------------
mean any and all costs and expenses (including actual and reasonable attorneys' fees and legal expenses) which are incurred by or on behalf of the Lender (a) to enforce payment of any of the Obligations, (b) to enforce payment of any Receivable following the occurrence of an Event of Default, whether as against an Account Debtor, the Borrowers or any surety of any Account Debtor or of any of the Obligations, (c) in the prosecution or defense of any action growing out of or connected with the Collateral or any of the Lender's rights therein or thereto, and (d) in connection with the custody or preservation of the Collateral following the occurrence of an Event of Default, and the preparation for sale, sale or other disposition of any Collateral.

          Section 1.23.  Loan.  The term "Loan" or "Loans" shall mean all
                         ----
Advances, readvances and other credit accommodations provided under this Agreement for (a) acquisition of the Note and the Subordinated Notes, and (b) ordinary course working capital purposes, as evidenced by the Consolidated Renewal Note, made from time to time in accordance with the terms of this Agreement, including future Advances and readvances, whether now existing or hereafter arising.

          Section 1.24.  Loan Documents.  The term "Loan Documents" shall mean
                         --------------
all documents executed by the Borrowers in connection with the Loan, including, but not limited to, this Agreement, the Consolidated Renewal Note, the Trademark Assignment, the Pledge Agreement, appropriate financing statements and continuation statements, mortgages and deeds of trust, and any amendments, extensions or modifications thereof or thereto.

          Section 1.25.  Material Adverse Effect.  The term "Material Adverse
                         -----------------------
Effect" shall mean, in the good faith opinion of the Lender, and subject to any applicable cure or grace periods, a material adverse effect upon any of (a) the financial condition, operations, business or properties of PAC and/or its Subsidiaries, taken as a whole; (b) the ability of PAC and its Subsidiaries taken as a whole to perform under any Loan Document or any other material contract to which any of them are parties; (c) the legality, validity or enforceability of any Loan Document; (d) the perfection or priority of the liens of the Lender granted under the Loan Documents or the rights and remedies of the Lender under the Loan Documents; or (e) the condition or value of any material portion of the Collateral.

          Section 1.26.  Maturity.  The term "Maturity" shall mean October 1,
                         --------
2003, the date on which the Loan and Obligations, all accrued interest, and all other fees, costs and expenses provided for herein, in the Consolidated Renewal Note, or the other Loan Documents shall be due and payable, in full, or such earlier date upon acceleration as provided herein or in the Consolidated Renewal Note.

          Section 1.27.  Maximum Loan Amount.  The term "Maximum Loan Amount"
                         -------------------
shall mean the principal sum of Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000), subject to reduction in the manner provided in Section
2.2 hereof.

          Section 1.28.  Net Sale Proceeds.  The term "Net Sale Proceeds" shall
                         -----------------
mean the gross proceeds payable to or for the account of a Borrower in connection with a sale of a Borrower's assets, minus the reasonable and customary transaction costs payable by the Borrower in connection with the closing thereof.

          Section 1.29.  Obligations.  The terms "Obligation" or "Obligations"
                         -----------
shall mean any joint, several, or joint and several obligation of payment or performance by the Borrowers or any of them owing to the Lender, including: (a) the Loan any and all sums due to the Lender under the terms of this Agreement, the Consolidated Renewal Note, and the other Loan Documents; (b) any and all sums advanced by the Lender to preserve or protect the Collateral and the value of the Collateral or to preserve, protect, or perfect the Lender's security interest in the Collateral; (c) in the event of any proceeding to enforce the collection of the Obligations or any of them, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Lender of the Lender's rights upon the occurrence of an Event of Default, together with the actual and reasonable attorneys' fees, expenses of collection, and court costs as provided in the Loan Documents; (d) the Liquidation Costs; (e) any other indebtedness or liability of the Borrowers to the Lender, whether direct or indirect, joint or several, absolute or contingent, now existing or hereafter arising; and (f) the performance of PAC's obligations under those certain Warrants issued to Arthur
C. Kellar and Desarollo Integrado, S.A. de C.V., which Warrants were issued pursuant to the Commitment in respect of that certain letter of August 3, 2000, that was superseded by the Commitment referred to in the Recitals hereto and is implemented by this Agreement.

          Section 1.30.  Permitted Liens.  The term "Permitted Liens" shall mean
                         ---------------
(a) liens or security interests in favor of the Lender; (b) existing liens described in Exhibit No. 2 attached hereto and incorporated herein by this
             -------------
reference (including the "Grimaud Lien" as identified in Exhibit No. 2); (c)
                                                         -------------
liens arising or created in the future with the prior written consent of the Lender or as otherwise permitted herein; and (d) purchase money security interests in Equipment which (i) attach concurrently or within ten (10) days after acquisition thereof, and (ii) are consented to by Lender. Permitted Liens shall also include:

          (i) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any governmental charges or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings, provided that all such liens in the aggregate have no Material Adverse Effect and, if reasonably requested by the Lender, PAC or such Subsidiary has established reserves reasonably satisfactory to the Lender with respect thereto;

          (ii) Easements, rights of way, restrictive covenants, conditions, zoning restrictions and other similar encumbrances on real estate that do not materially impair the value of the property to which they relate;

          (iii) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days, or, if overdue for more than thirty (30) days, (i) which are being contested in good faith and by appropriate proceedings; (ii) for which adequate reserves in accordance with GAAP have been established on the books of PAC or the appropriate Subsidiary; and (iii) with respect to which the obligations secured thereby are immaterial;

          (iv) Pledges or deposits in connection with workers' compensation insurance, unemployment insurance and like matters;

          (v) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

          (vi) Liens in respect of any writ of execution, attachment, garnishment, judgment or award in an amount less than $100,000, the time for appeal or petition for rehearing of which shall not have expired, or in respect of which an appeal or appropriate proceeding for review is being prosecuted in good faith and a stay of execution pending such appeal or proceeding for review has been secured.

          Section 1.31.  Pledge Agreements.  The term "Pledge Agreements" shall
                         -----------------
mean the Pledge Agreements executed and delivered by PAC and certain of its Subsidiaries in favor of the Lender as assignee of First National Union Bank, and any renewals or restatements thereof.

          Section 1.32.  Person.  The term "Person" shall mean any individual,
                         ------
corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, limited liability company, or limited liability partnership.

          Section 1.33.  Receivables.  As used herein, the term "Receivables"
                         -----------
shall mean all of the Borrowers' Accounts, Instruments, Documents, Chattel Paper, General Intangibles, notes, notes receivable, royalties, franchise fees, reimbursements, commissions, fees, choses in action, and all other rights or entitlements to moneys or property payable by a Person to PAC or any Subsidiary, now existing or hereafter created or arising, and all cash and non-cash proceeds and products thereof, and all rights thereto including rights in rejected, returned or repossessed goods arising from the sale of or providing of goods or services by the Borrowers.

          Section 1.34.  Records.  The term "Records" shall mean correspondence,
                         -------
memoranda, tapes, discs, papers, books and other documents or transcribed information of any type, whether expressed in ordinary or machine language, maintained by the Borrowers in connection with the Collateral or their business operations.

          Section 1.35.  Subsidiary.  The term "Subsidiary" or, collectively,
                         ----------
the "Subsidiaries", shall include all of the Borrowers named herein except PAC, and any other corporate or other entity now or hereafter created, acquired or organized in which at least eighty percent (80%) or more of the voting control and legal and beneficial equity interests therein is held, directly or indirectly, by PAC or any other Borrower, or any combination thereof.

          Section 1.36.  Subordinated Debt.  The term "Subordinated Debt" shall
                         -----------------
mean any and all indebtedness and liabilities of PAC or any other Borrower which
(a) has been subordinated to the Loans and the other Obligations pursuant to a written agreement (including the express written terms of the subordinated indebtedness instruments) in form and substance acceptable to the Lender, (b) has been incurred pursuant to written agreements in form and substance acceptable to the Lender and, if required by the Lender, such covenants of any of the Borrowers contained therein have been incorporated herein as the Lender may require, and (c) is not evidenced by the Subordinated Notes.

          Section 1.37.  Subordinated Notes.  The term "Subordinated Notes"
                         ------------------
refers to those certain notes dated August 4, 2000, payable to Arthur C. Kellar and Desarollo Integrado, S.A. de C.V., respectively.

          Section 1.38.  Trademark Assignment.  The term "Trademark Assignment"
                         --------------------
shall mean any of the Trademark Assignments executed, delivered and acknowledged by PAC and other Subsidiaries, in favor of the Lender as assignee of First Union National Bank, such registered trademarks identified therein, and any renewals or restatements thereof. All such Trademark Assignments shall be in form suitable for recordation in the United States Patent and Trademark Office.


                                  ARTICLE II
                                  ----------
                        TERMS AND PURPOSE OF THE LOANS
                        ------------------------------

          Section 2.1.  The Loan.  The Lender agrees to make Advances to PAC
                        --------
(including the purchase prices for the Note and the Subordinated Notes) during the term of this Agreement in an amount not to exceed at any one time the Maximum Loan Amount. The obligation of the Borrowers to repay the Advances under the Loan shall be evidenced by the Consolidated Renewal Note. Subject to the limitations provided herein, and so long as no Event of Default has occurred or is continuing, the Borrowers may borrow, repay and reborrow Advances under the Consolidated Renewal Note.

          Section 2.1.1.  Purpose of the Loan.  Advances under the Loan shall
                          -------------------
first be used to renew and extend the Note and to acquire, renew, and extend the Subordinated Notes.

Thereafter, the Borrowers may use the proceeds of the Loan, up to the Maximum Loan Amount, for general working capital needs and for the financing of capital expenditures.

          Section 2.1.2.  Interest Rate.  The Loan shall bear interest at the
                          -------------
Interest Rate. Interest shall be calculated based upon a year of 360 days and the actual number of days elapsed. The Loan shall be evidenced by, and shall be repaid with interest in accordance with, the provisions of the Consolidated Renewal Note, the terms and conditions of which are incorporated herein by reference. The date and amount of each Advance made by the Lender (including the purchase prices for the Note and the Subordinated Notes) and each payment made by the Borrowers shall be recorded by the Lender on its books, but any failure to record such dates or amounts shall not relieve the Borrowers of their obligation of repayment hereunder or under the Consolidated Renewal Note.

          Section 2.1.3.  Limitation on Borrowings.  Notwithstanding anything to
                          ------------------------
the contrary contained herein, the Borrowers shall not allow the outstanding principal balance advanced under the Consolidated Renewal Note to exceed the Maximum Loan Amount at any one time.

          Section 2.1.4.  Repayment of the Loan.  The Borrowers shall pay
                          ---------------------
accrued interest on the outstanding principal balance of the Loan annually on each anniversary of the Consolidated Renewal Note, commencing September 29, 2001. The Borrowers promise to pay to the order of the Lender all principal, accrued interest, and other costs and expenses arising under the Loan, this Agreement and all other Obligations, at Maturity; provided, however, that (a) the outstanding principal balance of the Loan is subject to mandatory prepayment as further provided in Section 2.2 hereof, (b) if at any time the principal amount outstanding under the Loan exceeds the Maximum Loan Amount, then the Borrowers shall immediately pay over a sum equal to the amount by which such outstanding principal exceeds the Maximum Loan Amount, plus accrued interest to the date of prepayment, and (c) upon the occurrence of an Event of Default, subject to any applicable grace or cure period, the entire outstanding and unpaid principal balance of the Loan, together with the accrued interest thereon to the date of payment, shall be immediately due and payable at the option of the Lender. Interest shall be payable monthly following preparation by the Lender of an interest statement showing interest due through the end of the monthly payment period.

          Section 2.1.5.  Prepayment of the Loan.
                          ----------------------

                          (a)  Optional Prepayment. The Borrowers may pay or
                               -------------------
prepay the Loan in whole or in part at any time and from time to time without penalty or additional interest. All principal payments shall be made effective on the last day of the month in which received. The Loan may be reduced, from time to time, to a zero balance without affecting the continuing validity of this Agreement or the continuing security interest and lien of the Lender in and to the Collateral.

                        (b)  Mandatory Prepayment.  The Borrowers shall be
                             --------------------
required to prepay the Loan and to permanently reduce the Maximum Loan Amount in accordance with the provisions of Section 2.2 hereof

          Section 2.2.  Mandatory Prepayments.  Upon sale or other disposition
                        ---------------------
of any Collateral, whether in one transaction or a series of related transaction, having in either case a value of Twenty-Five Thousand Dollars ($25,000) or more, the Net Sale Proceeds, and an accounting therefor, shall be delivered to Lender for application against principal on the Loan. The Maximum Loan Amount shall be permanently reduced upon occurrence of any such sale or disposition of Collateral; provided, however, that this Section 2.2 shall not
                           -----------------
apply to sales of inventory, or collection or realization of Receivables, in the ordinary course of business.


                                  ARTICLE III
                                  -----------
                             SECURITY FOR THE LOAN
                             ---------------------

         The repayment of the Loan, the satisfaction of the other Obligations, and the full, complete and absolute performance by the Borrower of each of the terms and conditions of this Agreement, the Consolidated Renewal Note, the other Loan Documents and all other Obligations, direct or indirect, now or hereafter owing to the Lender or heretofore owed to the transferor of the Note, shall be secured by the following:

         Section 3.1.  Grant of Security Interest.  In extension and not in
                       --------------------------
limitation of their grant of security interests to the Lender, as transferee of the Note, pursuant to the Second Amended and Restated Loan Agreement and documents and instruments delivered from time to time in connection therewith (which grant is hereby ratified, confirmed, and renewed), PAC and each other Borrower hereby grant to the Lender a continuing first priority lien and security interest (subject only to any Permitted Lien) in and to, all of the following tangible and intangible assets owned by the Borrowers, wherever located, whether now owned or hereafter acquired by the Borrowers, together with all substitutions therefor, and replacements and renewals thereof:

                       (a) Accounts (including without limitation all Receivables);
                       (b)  Inventory;
                       (c)  Chattel Paper;
                       (d)  Documents;
                       (e) General Intangibles (including without limitation trademarks, trade names, patents, copyrights and the goodwill associated therewith, and all rights to payments due from, and claims against, franchisees of whatever nature);
                       (f)  Instruments;
                       (g)  Equipment;
                       (h) Securities (including the capital stock of all Subsidiaries); and

                       (i) Records relating to or pertaining to any of the above.

In addition to the previously described kinds and types of property of the Borrowers, the Borrowers hereby assign, transfer and set over to the Lender all of the Borrowers' right, title and interest in and to, and confirm and grant to the Lender a continuing security interest in, all amounts that may be owing at any time and from time to time by the Lender to the Borrowers in any capacity, which security interest shall be independent of and in addition to any right of set-off which the Lender may possess.

          Section 3.2.  Proceeds and Products.  The Lender's security interest
                        ---------------------
provided for herein shall apply to all cash and non-cash proceeds, including but not limited to insurance proceeds, and the products of the Collateral.

          Section 3.3.  Priority of Security Interests.  The security interests
                        ------------------------------
granted by the Borrowers to the Lender pursuant to this Agreement and at the time of any Advance hereunder shall be a first priority lien security interest in the Collateral subject to no other security interest or lien except Permitted Liens. The Collateral shall secure the payment and performance of all Obligations hereunder.

          Section 3.4.  Real Estate.  Contemporaneously with the purchase of the
                        -----------
Note by Lender, First Union National Bank assigned its interests as beneficiary of the deeds of trust or mortgages described on Exhibit No. 3 hereto. The
                                                -------------
Borrowers shall execute and deliver to the Lender such other and further deeds of trust or mortgages or amendments thereto as Lender shall request, in recordable form on all real estate, or interests in real estate, now owned by PAC or the Borrowers. Exhibit No. 3 to this Agreement sets forth a complete list
                      -------------
of all real property owned by each Borrower, and which will at all times be encumbered by first priority deeds of trust or mortgages in favor of the Lender, subject only to Permitted Liens.

          Section 3.5.  Future Advances.  The security interests granted by the
                        ---------------
Borrowers shall secure all current and all future Advances and all current and future Obligations, and the Lender may advance or readvance upon repayment by the Borrowers of all or any portion of the sums loaned to the Borrowers and any such Advance or readvance shall be fully secured by the security interests created by this Agreement.

          Section 3.6.  Trademark Assignments.  The Borrowers hereby confirm the
                        ---------------------
grant to the Lender as assignee of First National Union Bank, and assign and grant to the Lender, a security interest and lien upon all trademarks, trade names, service marks, copyrights, and patents now or hereafter existing, and all federal registrations thereof and applications for registration therefor, including specifically, without limitation, the trademarks identified in the Trademark Assignments.

          Section 3.7.  Landlord's Waivers.  At the request of the Lender, at
                        ------------------
any time and from time to time, PAC and/or any Borrower requested by the Lender shall provide to the Lender appropriate landlords' waivers, in form and content satisfactory to the Lender, for the location of PAC's or any other Borrower's chief executive office where its or their original entry books of account are maintained, and such other locations as may be determined from time to time by the Lender, which landlords' waivers shall acknowledge the Lender's first priority lien security interest in the Collateral and shall contain an express subordination of any rights which the landlord might attempt to assert against such Collateral to the rights of the Lender.


                                  ARTICLE IV
                                  ----------
                             CONDITIONS PRECEDENT
                             --------------------

         The Lender's obligation to make Advances under the Consolidated Renewal
Note is specifically subject to the full satisfaction of the conditions precedent set forth in this Article IV, as follows:

          Section 4.1.  Required Documents and Payments.  The Borrowers shall
                        --------------------------------
deliver to the Lender at execution of this Agreement (unless otherwise stated below) the following:

                        (a)  A certified copy of resolutions of each Borrower
(i) authorizing the execution, delivery and performance of this Agreement and all other documents to be executed in connection with this Agreement; and (ii) stating the incumbency and containing the signatures of the officers of each Borrower executing this Agreement and all other documents to be executed in connection with this Agreement, which shall be delivered within five (5) business days after execution of this Agreement;

                        (b)  A duly executed Consolidated Renewal Note;

                        (c) Duly executed deeds of trust/mortgages/amendments in recordable form, in compliance with Section 3.4 of this Agreement;

                        (d) Such agreements and other documents as a title insurance agent may require to permit the issuance of a title insurance policy covering the deeds of trust/mortgages/amendments described above; and

                        (e) Such other items as the Lender may reasonably require.

          Section 4.2.  Further Documentation.  Borrowers shall promptly provide
                        ---------------------
Lender with such documents and instruments as Lender may require to evidence perfection of the security interests herein contemplated.

          Section 4.3.  Satisfaction of Terms.  At the time of each Advance, or
                        ---------------------
any readvance or other credit extended hereunder, the Borrowers shall have complied with all of the terms and conditions hereof, all representations and warranties shall be true and accurate in all material respects as of such date (other than changes occurring in the ordinary course of business and not in violation of this Agreement), and no Event of Default shall have occurred and be continuing.

                                   ARTICLE V
                                   ---------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          To induce the Lender to make the Loan and enter into this Agreement, PAC represents and warrants as to the business and affairs of itself and, to its knowledge, all Subsidiaries, each Subsidiary represents and warrants as to its business and affairs, and all Borrowers acknowledge the Lender's justifiable reliance upon the accuracy of, the matters set forth below, (a) as of the date hereof and (b) as of the time of each Advance under the Loan:

          Section 5.1.  Accuracy and Completeness of Information.  All
                        ----------------------------------------
information, documents, reports, statements, financial statements, and data submitted by or on behalf of the Borrowers in connection with the Loan, or in support thereof, are true, accurate, and complete in all material respects and contain no knowingly false, incomplete or misleading statements or omit any material information.

          Section 5.2.  Non-Existence of Defaults, Etc.  Except to the extent
                        -------------------------------
disclosed to the Lender by the Borrowers, as reflected on the attached Exhibit
                                                                       -------
No. 4, each Borrower is not in material default with respect to any of its
-----
existing Indebtedness, and the making and performance of this Agreement and the Loan Documents will not immediately, or with the passage of time, the giving of notice, or both: (a) violate the provisions of any Governing Document of a Borrower, violate any Laws which would impair the Collateral or the Lender's lien and security interest therein or result in a material default under any material Indebtedness contract, agreement, or instrument to which a Borrower is a party or by which it or its property is bound; or (b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of a Borrower, except in favor of the Lender or the holders of Permitted Liens.

          Section 5.3.  Litigation.  Except to the extent disclosed in Exhibit
                        ----------                                     -------
No. 5 attached hereto, there is no action, suit, investigation, or proceeding
-----
pending or, to the best knowledge and belief of a Borrower, threatened against a Borrower, which if adversely determined could reasonably be expected to have a Material Adverse Effect on a Borrower.

          Section 5.4.  Liabilities or Adverse Changes.  No Borrower has a
                        ------------------------------
direct or contingent material liability, other than such indebtedness as is secured by a Permitted Lien, which is known to said Borrower and not previously disclosed to the Lender.

          Section 5.5.  Title to Collateral.  The Borrowers have good and
                        -------------------
marketable title to all of the existing Collateral and will have good and marketable title to all of the Collateral hereafter acquired, subject only to Permitted Liens.

          Section 5.6.  First Priority Liens.  The Loan Documents and the
                        --------------------
documents executed in connection with this Agreement or purchase of the Note create in favor of the Lender a valid and enforceable first priority perfected security interest in and lien upon all right, title and interest of PAC and its Subsidiaries in the personal property Collateral described therein, subject only to Permitted Liens. To the best of the Borrowers' knowledge, the Loan Documents and the documents being executed in connection with this Agreement create in favor of the Lender a valid and enforceable first priority perfected security interest in and lien upon all right, title and interest of PAC and its Subsidiaries in the real property Collateral described therein, subject only to Permitted Liens.

          Section 5.7.   Use of Loan Proceeds.  The Borrowers shall use Advances
                         --------------------
only for the purposes represented to the Lender and as set forth in this Agreement.

          Section 5.8.   Status.  Each Borrower is a corporation or a limited
                         ------
liability company, as the case may be, validly organized and existing under the Laws of the state of its incorporation or organization and its operations and affairs have been effectively and validly commenced. Each Borrower has qualified to do business as a foreign corporation or limited liability company, as the case may be, in all states where the ownership of its properties or conduct of its business requires qualification. Each Borrower has the power to own its properties, conduct its business and affairs, and enter into the Loan and perform the Obligations. Each Borrower's entry into the Loan with the Lender has been validly and effectively approved by its Board of Directors, shareholders, members or as may be required by its Governing Documents or applicable Law. All copies of the Governing Documents and corporate resolutions of each Borrower shown to the Lender are true, accurate, and complete and no action has been taken in derogation or abrogation thereof. No Borrower has changed its name, been the surviving corporation in a merger, acquired any business, or conducted business under any trade name, except as referenced in Exhibit No. 6 attached hereto and incorporated herein by this reference. No
-------------
Borrower has changed the county and state in which its chief executive office is located within the last five (5) years.

          Section 5.9.   Financial Statements.  All financial statements
                         --------------------
submitted by the Borrowers to the Lender after the date of this Agreement shall have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end audit adjustments) and present fairly the financial position of the Borrowers for the periods then ended. Neither PAC nor any of its Subsidiaries has directly or indirectly declared, ordered, paid, made or set apart any amounts or property for any dividend, share acquisition or other distribution, or agreed to do so.

          Section 5.10.  Validity, Binding Nature, and Enforceability of the
                         ---------------------------------------------------
Loan Documents.  The Loan Documents executed by the Borrowers are the valid and
--------------
binding obligations of each Borrower, signatory thereto, fully enforceable against it in accordance with their terms.

          Section 5.11.  Taxes.  Each Borrower has: (a) filed all federal, state
                         -----
and local tax returns and other reports which are required by Law to be filed prior to the date hereof, (b) paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, except where the same are being contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside; and (c) made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. Each Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on the Borrower's books of account or reflected in the Borrower's financial statements, nor is any Borrower under audit by any federal, state or local tax authority in connection with any material tax obligations.

          Section 5.12.  ERISA.
                         -----

          (a) Exhibit No. 7 lists all employee benefit plans within the meaning
              -------------
of Section 3(3) of ERISA maintained or sponsored by PAC or, to the knowledge of PAC, any of its Subsidiaries or to which PAC or, to the knowledge of PAC, any of its Subsidiaries is obligated to contribute (the "Plans") and separately identifies all Qualified Plans (as defined below) and all multi-employer plans within the meaning of Section 3(37) of ERISA with respect to which PAC or, to the knowledge of PAC, any of its Subsidiaries is a participating employer ("Multi-employer Plan"). PAC will at the request of the Lender deliver true and correct copies of all such Plans to the Lender.

          (b) To the best knowledge of PAC, each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, including, to the knowledge of PAC, all requirements under the Internal Revenue Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed).

          (c) The form of each Plan intended to be qualified under Section 401(a) of the Internal Revenue Code ("Qualified Plan") to the knowledge of PAC qualifies under Section 401(a) of the Internal Revenue Code, and the trusts created thereunder are, to the knowledge of PAC, exempt from tax under the provisions of Section 501(a) of the Internal Revenue Code, and to the knowledge of PAC nothing has occurred that would cause the loss of such qualification or tax-exempt status.

          (d) There is no outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by PAC or, to the knowledge of PAC, its Subsidiaries (as to which PAC or any of its Subsidiaries is or may be liable), nor with respect to any Plan to which PAC or, to the knowledge of PAC, any of its Subsidiaries (wherein PAC or any of its Subsidiaries is or may be liable) contributes or is obligated to contribute which would have a Material Adverse Effect.

          (e) To the knowledge of PAC, none of the Qualified Plans subject to Title IV of ERISA has any unfunded benefit liability as defined in Section 4001(a)(18) of ERISA (as to which PAC or any of its Subsidiaries is or may be liable) which would have a Material Adverse Effect.

          (f) PAC and, to the knowledge of PAC, its Subsidiaries have complied in all material respects with the applicable notice and continuation of coverage requirements of Section 4980B of the Internal Revenue Code.

          (g) No event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by PAC or any of its Subsidiaries or to which PAC or any of its Subsidiaries is obligated to contribute which would constitute a "reportable event" within the meaning of Section 4043(c) of ERISA (excluding a reportable event for which the notice requirement has been waived by the PBGC) otherwise affect the tax qualification of any Qualified Plans, or result in a deficiency in any required contributions which would have a Material Adverse Effect.

          (h) As of the date of execution of this Agreement, there are no pending or, to the knowledge of PAC, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by PAC and, to the knowledge of PAC, its Subsidiaries or their assets, or (ii) any fiduciary with respect to any Plan for which PAC or, to the knowledge of PAC, any of its Subsidiaries may be directly or indirectly liable, through indemnification obligations or otherwise which would have a Material Adverse Effect.

          (i) Neither PAC nor, to the knowledge of PAC, any of its Subsidiaries has incurred or, to the knowledge of PAC, reasonably expects to incur (i) any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan which would have a Material Adverse Effect.

          (j) Neither PAC nor, to the knowledge of PAC, any of its Subsidiaries has engaged, directly or indirectly, in a nonexempt prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan that has a Material Adverse Effect.

          Section 5.13.  Assets for Conduct of Business.  PAC and each of its
                         ------------------------------
Subsidiaries possess adequate assets, licenses, patents, copyrights, trademarks and trade names necessary to continue to conduct its business substantially as heretofore conducted without any material conflict with the rights of other Persons.

          Section 5.14.  Trademarks.  Exhibit No. 8 sets forth a true and
                         ----------   --------------
complete list of all registered patents, trademarks, trade names and copyrights owned by each Borrower, or for which applications are pending (the "Intellectual Property"). Each of the federal registrations pertaining to the Intellectual Property owned by any Borrower is valid and in full force and effect, and all required filings in connection with such registrations have been properly made and all required fees have been paid. Each Borrower owns, or has the right to use pursuant to valid and effective agreements, all Intellectual Property and no claims are pending against the Borrower by any person with respect to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and the current use by the Borrower of the Intellectual Property does not infringe on the rights of any third party.

          Section 5.15.  Compliance with Laws.  Except as otherwise disclosed to
                         --------------------
the Lender, each Borrower has complied in all material respects with all applicable Laws with respect to: (a) any restrictions, specifications, or other requirements pertaining to products that the Borrower sells or to the services it performs; (b) the conduct of its business; and (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business. Each Borrower has complied, and shall continue to comply with, all laws, ordinances, rules, regulations, guidelines, orders and decrees in regard to safety and the disposal of toxic wastes and hazardous materials.

          Section 5.16.  Accuracy of Representations and Warranties.  No
                         ------------------------------------------
certificate or other document furnished by any Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

          Section 5.17.  Consents, Approvals, and Authorizations.  Each consent,
                         ---------------------------------------
approval or authorization of, or filing, registration or qualification with, any Person which is required to be obtained or effected by a Borrower in connection with the execution and delivery of this Agreement and the Loan Documents, or the undertaking or performance of any obligation hereunder or thereunder, has been duly obtained or effected.

          Section 5.18.  Title to Assets Other Than Collateral.  Each Borrower
                         -------------------------------------
has good and marketable title to all of its material assets, subject to no security interest, encumbrance, lien, or claim of any Person other than the Lender, holders of Permitted Liens and lessors under true operating leases.

          Section 5.19.  Place of Business.  The Borrowers' respective chief
                         -----------------
executive offices, principal places of business, and only places of business where their respective original entry Records are kept, are located at the addresses set forth in Exhibit No. 6 attached hereto.
                       -------------

          Section 5.20.  Additional Business Locations.  The Borrower maintains
                         -----------------------------
other business locations as set forth in Exhibit No. 6 attached hereto where
                                         --------------
Collateral is stored.

          Section 5.21.  Other Subsidiaries.  As used herein, the term
                         ------------------
"Subsidiaries" means those companies (other than PAC) which have executed this Agreement and assumed the joint and several Obligations hereunder and under the Consolidated Renewal Note, and which are, directly or indirectly, owned and controlled by PAC, whether directly or through an intermediary which is a Subsidiary. The term "Subsidiaries" may also include additional parties who subsequently execute Assumption Agreements and become parties to this Agreement and joint and several obligors under the Consolidated Renewal Note.

          Section 5.22.  Environmental Matters.
                         ---------------------

          (a) Except as disclosed in the Phase I Environmental Surveys for each of the Borrower-owned real properties, copies of which were delivered to the Lender, (i) no Hazardous Substances are unlawfully stored or otherwise unlawfully located on the business premises of

PAC or its Subsidiaries, and neither PAC nor any of its Subsidiaries has contaminated, nor to the Subsidiaries' knowledge has any other Person contaminated, any part of the business premises of PAC or its Subsidiaries, including the groundwater located thereon and thereunder, with any Hazardous Substance during the ownership, occupancy or operation thereof by PAC or any of its Subsidiaries; (ii) there have been no releases of Hazardous Substances in violation of any environmental Law by PAC or any of its Subsidiaries, or to its Subsidiaries' knowledge by any other Person, on any real estate previously owned by the Subsidiaries; (iii) to the Subsidiaries' knowledge, there are no underground storage tanks situated on the business premises of PAC or its Subsidiaries; and (iv) to the knowledge of the Subsidiaries, neither PAC nor any of its Subsidiaries has ever sent Hazardous Substances to a site which, pursuant to any environmental Law, (1) has been placed on the "National Priorities List" or "CERCLIS List" of hazardous waste sites (or any similar state list), or (2) which is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (as defined under environmental Laws) or to pay for the costs of cleaning up such a site; and

          (b) All activities and operations of PAC and each of its Subsidiaries comply in all material respects with the requirements of all applicable environmental Laws of all governmental authorities having jurisdiction over PAC or any of its Subsidiaries or its properties, and neither PAC nor any of its Subsidiaries is involved in any suit or proceeding or has received any written notice from any governmental agency alleging that PAC or any of its Subsidiaries is a responsible party with respect to a release of Hazardous Substances or has received written notice of any claims from any person or entity relating to property damages or personal injuries from exposure to Hazardous Substances.

          (c) As used herein, "Hazardous Substance" means any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any environmental Law; (ii) that are toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and are or become regulated by any governmental authority; (iii) the presence of which requires investigation or remediation under any environmental Law or common law; or (iv) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

          Section 5.23.  Grimaud Lien.  PAC will perform all obligations which
                         ------------
are secured by the Grimaud Lien in a timely manner, including specifically, without limitation, the payment of all subfranchisor fees within fourteen (14) days of receipt, and in no event shall any payments owing Grimaud and secured by the Grimaud Lien exceed in the aggregate at any one time the sum of $100,000. PAC shall notify the Lender in writing of any material disputes, or possible disputes, relating to the Grimaud Lien, promptly upon having actual knowledge of a material dispute, or the possibility thereof. PAC shall use its best efforts in the ordinary conduct of its business to avoid any enforcement action of the Grimaud Lien.

          Section 5.24.  Year 2000.  All of the material computer software,
                         ---------
computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software systems(s) that are used or relied on by PAC or any Subsidiary in the conduct of its business does not malfunction, will not cease to function, does not generate incorrect data, and does not produce incorrect results when processing, providing and/or receiving
(i) date-related data into and between the twentieth and twenty-first centuries, and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.


                                  ARTICLE VI
                                  ----------
                             AFFIRMATIVE COVENANTS
                             ---------------------

          PAC for itself and all other Borrowers, and each Subsidiary for itself, covenants and agrees, during the term of this Agreement and while any Obligations are outstanding and unpaid, to do and perform the following:

          Section 6.1.  Payments.  All Obligations shall be paid in full when
                        --------
and as due, time being of the essence.

          Section 6.2.  Performance.  Except in any instance where a cure period
                        -----------
is applicable or otherwise provided by the Lender, all Obligations shall be fully and completely performed, when and as required, time being of the essence.

          Section 6.3.  Protection of Security.  The value of the Collateral
                        ----------------------
shall at all times be protected and preserved.

          Section 6.4.  Insurance.  Each Borrower shall obtain and maintain the
                        ---------
following insurance coverages:

          Section 6.4.1.  Casualty Insurance.  Each Borrower shall obtain and
                          ------------------
maintain during the term of the Loan for all of its assets and properties, both real, personal, and mixed, including but not limited to the Collateral, fire and extended coverage casualty insurance. Such insurance shall be written in amounts satisfactory to the Lender and sufficient to prevent any co-insurance liability (which amount shall be the full insurable value). Each Borrower shall promptly supply the Lender upon request with a certificate of insurance and/or duplicate originals or copies of the aforementioned insurance policies and paid receipts evidencing payment of the premiums due on the same. The aforementioned policies shall be endorsed so as to make them noncancellable unless thirty (30) days' prior notice of cancellation is provided to the Lender. Each Borrower shall give the Lender prompt notice of any material loss covered by such casualty insurance.

          Section 6.4.2.  Liability and Worker's Compensation Insurance.  Each
                          ----------------------------------------------
Borrower shall obtain and maintain during the term of the Loan public liability and property damage insurance in such amounts, with insurance companies, and upon policy forms reasonably acceptable to and approved by the Lender. Each Borrower shall obtain and maintain during the term of the Loan workers' compensation insurance, in such amounts, with insurance companies, and in forms reasonably acceptable to and approved by the Lender. Each Borrower, on request, shall supply the Lender with copies of the liability and worker's compensation insurance policies and receipts evidencing the payment of premiums due thereon or, alternatively, certificates from the insurance companies certifying to the existence of policies, summarizing the terms of the policies, and indicating the payment of premiums due thereon.

          Section 6.4.3.  Other Insurance.  Each Borrower shall also maintain
                          ---------------
such other forms of insurance as may be customary or prudent for businesses of the type carried on by each Borrower or as may be required by the Lender from time to time as determined in its reasonable discretion.

          Section 6.5.  Collection of Accounts.  Each Borrower shall collect its
                        ----------------------
Accounts only in the ordinary course of business unless written permission to the contrary is obtained from the Lender.

          Section 6.6.  Maintenance of Existence.  Each Borrower shall take all
                        ------------------------
necessary actions to preserve its existence, franchises and good standing in its state of incorporation or organization and in any other state where qualification as a foreign corporation or organization is required, and shall comply with all present and future Laws applicable in the operation and conduct of business, and all material agreements to which it is subject.

          Section 6.7.  Notice of Litigation and Proceedings.  Each Borrower
                        -------------------------------------
shall give (a) notice to the Lender within fifteen (15) calendar days of any litigation or proceeding in which it is a party if an adverse decision (i) would require it to pay more than Two Hundred Thousand Dollars ($200,000) or deliver assets the value of which equals or exceeds such sum (whether or not the claim is considered to be covered by insurance), or (ii) could, when aggregated with all other litigation in which any Borrower is a party, cause any one or more Borrowers to pay more than Five Hundred Thousand Dollars ($500,000) if an adverse decision were rendered; and (b) immediate notice to the Lender of the institution of any other suit or proceeding which might have a Material Adverse Effect on the Collateral, or any Borrower's operations, financial condition, property or business.

          Section 6.8.  Notice of Change of Business Location.  The Borrowers
                        -------------------------------------
shall notify the Lender thirty (30) days in advance of: (a) any change in the location of a Borrower's existing offices or places of business; (b) the establishment of any new, or the discontinuance of any existing, place of business; and (c) any change in or addition to the location of the place where Records are kept.

          Section 6.9.  Pension Plans.  Each Borrower shall: (a) fund all of its
                        -------------
defined benefit plans within the meaning of Section 3(35) of ERISA in accordance with, and in amounts not less than required by, the minimum funding standards of
Section 302 of ERISA; (b) furnish the Lender promptly, upon request, with copies of all reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any employee benefit plans governed by ERISA; and (c) promptly advise the Lender of the occurrence of any "reportable event" within the meaning of Section 4043(c) of ERISA (excluding a reportable event for which the notice requirement has been waived by the Pension Benefit Guaranty Corporation) or a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA and Section 4975 of the Internal Revenue Code with respect to any employee benefit plans governed by ERISA.

          Section 6.10.  Maintenance of Assets and Properties.  The Borrowers
                         ------------------------------------
shall maintain their material assets and property, real, personal, and mixed, in good condition and repair, normal wear and tear excepted, and shall pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and shall pay or cause to be paid all rental or mortgage payments due on any real estate used or owned by the Borrowers.

          Section 6.11.  Payment of Taxes.  Each Borrower shall pay or cause to
                         ----------------
be paid when and as due all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over to any taxing authority or which it must pay on its income, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside by it. Each Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches appears imminent (or provide security therefor).

          Section 6.12.  Further Assurances and Power of Attorney.  Each
                         ----------------------------------------
Borrower agrees to execute such other and further documents, including, without limitation, promissory notes, security agreements, agreements, financing statements, continuation statements, and the like as may from time to time in the reasonable opinion of the Lender be deemed necessary, proper, or convenient, to perfect, confirm, establish, reestablish, continue, or complete the security interest in the Collateral and the purposes and intentions of this Agreement as provided herein, it being the intention of the Borrower to hereby provide a full and absolute warranty of further assurance to the Lender. Upon the written request of the Lender that a Borrower execute any such document and the failure of the Borrower to so execute any such document within ten (10) days, or at any time and from time to time upon the occurrence and during the continuance of any Event of Default, as the case may be, the Borrower hereby irrevocably and automatically appoints the Lender as the Borrower's attorney-in-fact to execute any such document in the Borrower's name and on the Borrower's behalf and such power of attorney shall constitute a power of attorney coupled with an interest and be irrevocable.

          Section 6.13.  Advances.  If any Borrower should fail to perform any
                         --------
of the affirmative covenants contained in this Article within any grace or cure period as herein provided, or if any Borrower should fail to protect or preserve the Collateral or the status and priority of the security interest of the Lender in the Collateral, the Lender may make Advances to perform the same on behalf of any Borrower. The Lender shall endeavor to give prior notice to any Borrower of all such advancements; provided that failure to give notice shall not affect Borrower's liability therefor. All sums so advanced shall be deemed to be an Advance made pursuant to the Loan and immediately upon advancement become secured by the security interests created and confirmed by this Agreement and the terms and provisions of this Agreement, the documents to be executed in connection with this Agreement, and all of the applicable Loan Documents, and shall become part of the principal amount owed to the Lender with interest to be assessed at the applicable rate thereon. Any Borrower shall repay on demand all sums so advanced on the Borrower's behalf, plus any reasonable expenses or costs incurred by the Lender, including actual and reasonable attorney's fees, with interest thereon at the highest rate provided for in the applicable Loan Documents from the date of advancement. The provisions of this Section shall not be construed to prevent the institution of the rights and remedies of the Lender upon the occurrence of an Event of Default by any Borrower. The contrary notwithstanding, the authorization contained in this Section shall impose no duty or obligation on the Lender to perform any action or make any Advance on behalf of any Borrower and is for the sole benefit and protection of the Lender.

          Section 6.14.  Maintain Records and Make Available to Lender for
                         -------------------------------------------------
Inspection.  Each Borrower shall maintain Records pertaining to the Collateral
----------
and the conduct and operation of its business, in such detail, form and scope as the Lender shall from time to time require. During normal business hours, the Lender and its duly authorized representatives shall have full access to, and the right to audit, check, inspect and make abstracts and copies from, such Records. The Lender or the Lender's agents may enter upon any of any Borrower's premises from time to time during normal business hours for the purpose of inspecting the Collateral and any and all such Records. The Lender may send verifications of Receivables to Account Debtors and may confer and correspond with other creditors of any Borrower. Upon the occurrence and during the continuation of an Event of Default, the Lender may enter the business premises and take possession of and remove any or all such Records, or copies thereof, provided, however, such Records or copies shall be at all times available to any Borrower. All audits, examinations and inspections shall be performed at each Borrower's expense.

          Section 6.15.  Financial Statements.  PAC and the other Borrowers
                         --------------------
shall furnish the Lender:

          (a) as soon as available but in no event later than November 1, of each year, a consolidated statement of income and retained earnings of the Borrowers for the fiscal year ending on June 30 of such year; a statement of cash flows of the Borrowers for such year; consolidating schedules for such year; and a balance sheet of the Borrowers as at the end of such year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of the Borrowers, prepared in accordance with GAAP consistently applied and examined and audited by independent certified public accountants satisfactory to the Lender, accompanied by notes of and a report of such independent certified public accountants with respect to such financial statements which is satisfactory to the Lender in all respects;

          (b) Promptly after filing, copies of each Borrower's federal tax return, including all schedules and other attachments thereto;

          (c) As soon as practicable and in any event within forty-five (45) days after the end of each calendar quarter, an unaudited financial statement (excluding footnote disclosures) on a consolidated and individual basis for the previous quarter, including an income statement, a balance sheet and a statement of cash flows, all in detail and scope satisfactory to the Lender, certified as true and complete by the chief financial officer of PAC.

          (d) Promptly upon receipt thereof, copies of any management letters or other reports submitted to PAC or its Subsidiaries by its independent certified public accountants in connection with its examination of or preparation of financial statements for PAC or its Subsidiaries;

          (e) Such other information as the Lender may, from time to time, request.

          Section 6.16.  Annualized EBITDA Ratio. PAC and its Subsidiaries shall
                         -----------------------
maintain, at the end of each fiscal quarter ending on or after September 30, 2002, an EBITDA Ratio greater than 1.0.

          Section 6.17.  Depository Banks.  PAC and each Subsidiary shall
                         ----------------
maintain its primary depository banking relation with a depository bank or banks acceptable to the Lender. The Borrowers shall deposit all cash receipts into an account at the Depository Bank. PAC shall provide the Lender with the names and addresses of all financial institutions where it and each Subsidiary maintain any depository, brokerage, investment or other accounts and the account number of all such accounts; and such information shall be supplemented as depository accounts are established or discontinued throughout the term of this Agreement. Notwithstanding the foregoing, Promotora de Franquicias Praxis, S.A. de C.V., a Mexican corporation ("PFP"), and each of the "Praxis Companies" as defined in that certain Subscription and Stock Purchase Agreement made as of March 31, 1998, by and among PAC, Precision Auto Care Mexico I, S. de R.L. de C.V. and the stockholders of PFP (PFP and each of the Praxis Companies, collectively, the "Non-Borrower Mexican Subsidiaries") shall maintain their primary depository banking relationships with one of the following financial institutions: Banco Serfin, Banco Nationale de Mexico or Bancomer.

As used above in this Article VI, the singular "Borrower" shall mean each Borrower (except PAC) for itself, and PAC for and on behalf of itself and all other Borrowers.


                                  ARTICLE VII
                                  -----------
                              NEGATIVE COVENANTS
                              ------------------

          PAC for itself and all other Borrowers, and each other Borrower for itself, covenants and agrees during the term of this Agreement and while any Obligations are outstanding and unpaid not to do or to permit to be done or to occur any of the acts or events set forth below:

          Section 7.1.  Change of Name, Merger, Sale of Stock, Etc.  Except as
                        -------------------------------------------
expressly permitted herein, liquidate, wind up or dissolve, or enter into any consolidation, merger, or other combination, or agree to do any of the foregoing; provided, however, that:

          (a) any Subsidiary may merge or consolidate with another Person so long as (i) the Person surviving such merger or consolidation is a Subsidiary, and (ii) immediately after giving effect thereto, no Event of Default would exist; and

          (b)  Neither PAC or any Subsidiary shall change its name without ten
(10) days' prior written notice to, and the approval of, the Lender, such approval not to be unreasonably withheld. No Subsidiary shall issue any additional stock unless issued to PAC, without the Lender's written consent, such consent not to be unreasonably withheld.

          Section 7.2.  Sale or Transfer of Assets.  Sell, lease, transfer,
                        --------------------------
convey or otherwise dispose of any of its assets or property, including, without limitation, the Collateral, except for (i) sales of inventory in the ordinary course of business; (ii) the sale of worn out or obsolete equipment for fair market value or the exchange of used or obsolete equipment for replacement equipment; (iii) the sale of permitted temporary or overnight investments; (iv) sales or dispositions of assets or property having a fair market value of less than $250,000 on an annual aggregate basis; and (v) any sale, lease, transfer or conveyance from one Subsidiary to another Subsidiary or to PAC, or from PAC to any Subsidiary for fair consideration; provided that, immediately after giving effect thereto, no Event of Default would exist.

          Section 7.3.  Encumbrance of Assets.  Create, assume or suffer to
                        ---------------------
exist any deed of trust, mortgage or encumbrance, lien (including a lien of attachment, judgment or execution) or security interest (including the interest of a conditional seller of goods), securing a charge or obligation, in or on any of its property, real or personal, whether now owned or hereafter acquired, except for Permitted Liens.

          Section 7.4.  Transactions with Related Parties.  Except as provided
                        ---------------------------------
herein, directly or indirectly make any loan or advance to, or purchase, assume or guarantee any indebtedness to or from, any of its officers, directors, stockholders or Affiliates, or subcontract any operations to any Affiliate, or enter into any other transaction with any Affiliate, except (a) in the ordinary course of and pursuant to the reasonable requirements of business, and (b) upon fair and reasonable terms no less favorable to PAC or such Subsidiary than would apply in a comparable arm's-length transaction with a Person not an Affiliate.

          Section 7.5.  Guarantees.  Without the prior written consent of the
                        ----------
Lender, become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person, except for (a) the endorsement of checks, drafts, instruments or commercial paper for deposit or collection in the ordinary course of business; (b) the guaranty by PAC of payment and performance with respect to the obligations of the Subsidiaries; and (c) the guaranty by PAC of ordinary course of business obligations of any Subsidiary.

          Section 7.6.  Indebtedness.  Incur, create, assume, or permit to exist
                        ------------
any indebtedness except:

          (a)  the Loan;

          (b)  existing secured Indebtedness previously disclosed to the Lender;

          (c) unsecured trade indebtedness incurred in the ordinary course of business;

          (d)  indebtedness secured by a Permitted Lien;

          (e)  Subordinated Debt, if approved by the Lender; and

          (f)  intercompany debt among the Borrowers.

          Section 7.7.  Contingent Obligations.  Create, incur, assume or suffer
                        ----------------------
to exist any contingent obligation other than:

          (a) endorsements of instruments or items of payment for deposit or collection in the ordinary course of business;

          (b)  contingent obligations incurred pursuant to the Loan Documents;

          (c) contingent obligations consisting of the indemnification by PAC or any of its Subsidiaries of (i) the officers, directors, employees and agents of PAC or such Subsidiary, to the extent permissible under the Law of the jurisdiction in which PAC or such Subsidiary is organized, (ii) commercial banks, investment bankers and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of PAC's or such Subsidiary's securities or the rendering of banking or professional services to PAC or such Subsidiary, and (iii) landlords, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by PAC or such Subsidiary;

          (d) contingent obligations consisting of warranties, indemnities and guaranties regarding copyright and trademark infringement and other matters approved by the Lender given to customers in the ordinary course of business consistent with past practices;

          (e) guarantees by any Borrower or any of its Subsidiaries of obligations of PAC or its Subsidiaries under leases permitted hereunder; and

          (f) guarantees by PAC or any of its Subsidiaries of any other indebtedness permitted under Section 7.6.

          Section 7.8.  Investments.  Directly or indirectly, purchase, own,
                        -----------
invest in or otherwise acquire any capital stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or become a partner or joint venturer in any partnership or joint venture, or consummate an Acquisition, or make a commitment or otherwise agree to do any of the foregoing, other than:

          (a)  cash investments;

          (b) loans and advances to employees not to exceed in the aggregate $100,000;

          (c) Accounts owing to PAC or any of its Subsidiaries created in the ordinary course of business and payable in accordance with customary terms prevailing in the industry;

          (d)  prepaid expenses incurred in the ordinary course of business;

          (e) existing investments in corporations or limited liability companies that are Subsidiaries as of the date hereof;

          (f)  investments in Subsidiaries;

          (g) investments in and loans to Persons which do not constitute Subsidiaries; provided, however, that the aggregate amount of all investments in and loans to any single Person shall not exceed $100,000 at any time, and the aggregate amount of all investments in and loans to all Persons which do not constitute Subsidiaries shall not exceed $200,000 at any time;

          (h) investments by any Borrower under any swap agreement or hedging device relating to the indebtedness incurred under this Agreement; provided that the notional amount of all such swap agreements at any time shall not exceed the maximum principal amount of the Loan at such time;

          (i) loans or advances from a Subsidiary to PAC or to another Subsidiary, or from PAC to a Subsidiary; and

          (j) short-term loans to franchisees from time to time, however, such loans in the aggregate shall not exceed Four Hundred Thousand Dollars ($400,000) without the Lender's prior written consent.

          Section 7.9.   Dividends.  Without the written consent of the Lender,
                         ---------
pay any dividends, or make any distributions of cash or property to purchase, redeem, retire or otherwise acquire any shares of stock or equity interests of PAC or the Subsidiaries, except for stock dividends or stock splits or any other corporate distribution which does not involve cash or property.

          Section 7.10.  Acquisition of Stock or Assets of Third Person.  Except
                         ----------------------------------------------
as may be otherwise permitted under Section 7.8 hereof, acquire stock or equity interests of any other Person, or the assets of any third person, except for temporary investments permitted in this Agreement.

          Section 7.11.  Sale and Leaseback.  Enter into any arrangement with
                         ------------------
any Person (other than PAC or any of its Subsidiaries) providing for the leasing by PAC or any of its Subsidiaries of any asset that has been sold or transferred by PAC or such Subsidiary to such Person.

          Section 7.12.  New Business.  Engage in any business other than
                         ------------
businesses primarily within the line of business presently conducted by the Subsidiaries or make any material change in any of its business objectives, purposes and operations that would be reasonably likely to materially adversely affect the repayment of the Loans and Obligations.

          Section 7.13.  Subsidiaries.  Except as otherwise permitted by the
                         ------------
terms of this Agreement, create or acquire any new Subsidiary.

          Section 7.14.  Transactions Affecting the Collateral.  Enter into any
                         -------------------------------------
transaction that will have, or could reasonably be expected to have, a Materially Adverse Effect on the Collateral or the ability of the Borrowers to repay any of the Loans and Obligations.

          Section 7.15.  Hazardous Wastes.  Permit any Hazardous Substances, the
                         ----------------
removal of which is required or the maintenance of which is restricted, prohibited or penalized by any governmental authority, to be unlawfully brought onto or located on any real property owned or, to the extent PAC or any of its Subsidiaries is in possession or control of same, leased by PAC or any of its Subsidiaries, except in material compliance with all applicable environmental Laws; and if any Hazardous Substance is brought or found located thereon in material violation of any applicable environmental Laws, it shall be immediately removed, with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such environmental Laws, and the obligations hereunder with respect to any such materials brought or located thereon while PAC or any of its Subsidiaries owned or leased any such real property shall survive any foreclosure of the deeds of trust or mortgages. EACH BORROWER HEREBY ACKNOWLEDGES THAT ALL HAZARDOUS WASTE HANDLING PRACTICES AND ENVIRONMENTAL PRACTICES AND PROCEDURES ARE THE SOLE RESPONSIBILITY OF PAC AND ITS SUBSIDIARIES. PAC FURTHER ACKNOWLEDGES THAT THE LENDER IS NOT AN ENVIRONMENTAL CONSULTANT, ENGINEER, INVESTIGATOR OR INSPECTOR OF ANY TYPE WHATSOEVER.

          Section 7.16.  Fiscal Year.  Change its fiscal year from a twelve-
                         -----------
month period ending June 30, provided, however, that the fiscal year of any Person subject to the provisions hereof which is organized under the laws of Mexico shall be a calendar year.

          Section 7.17.  Amendments; Prepayments of Indebtedness, Etc.  (a)
                         ---------------------------------------------
Amend in any material respect its certificate, or articles of incorporation or articles of organization without thirty (30) days' prior written notice to the Lender or (b) make any payment or prepayment with respect to any Subordinated Debt, whether principal, interest or otherwise.

          Section 7.18.  No Inconsistent Transactions or Agreements.  Enter into
                         ------------------------------------------
any transaction or agreement, or enter into any amendment or other modification to any currently existing agreement, that by its terms prohibits or materially restricts the ability of the Borrowers to pay the principal of or interest on the Loans and all other Obligations.

          Section 7.19.  Assignment of this Agreement.  Assign or attempt to
                         ----------------------------
assign this Agreement; provided, however, that PAC shall be permitted to add additional Subsidiaries as Borrowers hereunder in accordance with the procedures set forth in Section 10.15, the terms of any Assumption Agreement and the approval of the Lender.

          Section 7.20.  Equity Ownership; Certificates.  Cause or permit (a)
                         ------------------------------
any of the Persons identified in Exhibit No. 9 attached hereto and incorporated
                                 -------------
herein to own legal and beneficial title to less than the interest(s) indicated in such Exhibit in each of the Persons identified therein, or (b) any of the member interests in PAC Mexican Holding Company LLC, or any of the partnership or other equity interests in Precision Auto Care Mexico II, S. de R.L. de C.V. or Precision Auto Care Mexico I, S. de R.L. de C.V. to be evidenced by any certificate or other writing ("Certificate") unless such Certificate(s) shall have been delivered to the Lender, together with such executed instruments of transfer and assignment as the Lender may require.

         Section 7.21.   Acquisitions.  Make any Acquisitions without the prior
                         ------------
written consent of the Lender, which the Lender may give or withhold in its sole discretion. As used herein, the term "Acquisition" shall mean any acquisition, whether in a single transaction or series of related transactions, by PAC or any one or more of its Subsidiaries, or any combination thereof, of (i) all, or substantially all, of the assets, equity or a going business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of at least eighty percent (80%) of the outstanding securities of an existing corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, or (iii) control of a greater than eighty percent (80%) ownership interest in any existing partnership, joint venture or other Person.

As used above in this Article VII, the singular "Borrower" shall mean each Borrower (except PAC) for itself, and PAC for and on behalf of itself and all other Borrowers.


                                 ARTICLE VIII
                                 ------------
                               EVENTS OF DEFAULT
                               -----------------

          The occurrence of any of the following events or circumstances by or with respect to PAC or any other Borrower and the expiration of any applicable cure or grace period shall constitute "Events of Default" hereunder and shall entitle the Lender to exercise the Lender's rights and remedies under Article IX hereof:

          Section 8.1.  Failure to Pay.  The failure by the Borrowers to pay any
                        --------------
Obligation, which failure shall not be cured or discharged within a period of five (5) days after the same becomes due and payable.

          Section 8.2.  Failure to Perform.  The failure of the Borrowers to
                        ------------------
perform or observe any Obligation (which failure is not specifically enumerated in this Article VIII as an Event of Default).

          Section 8.3.  Failure of Warranty or Representation to be True.  The
                        ------------------------------------------------
failure of any representation or warranty provided in this Agreement to be true and accurate in all material respects, and to continue to be true and accurate in all material respects at all times while any of the Obligations remain outstanding or unsatisfied.

          Section 8.4.  Failure to Perform Covenants Relating to Collateral.
                        ---------------------------------------------------
The failure by the Borrowers to perform or observe any covenant or agreement with respect to the Collateral.

          Section 8.5.  Failure to Perform Other Covenants.  The failure by the
                        ----------------------------------
Borrowers to perform or observe any covenant provided in this Agreement, other than one specifically enumerated in this Article VIII as an Event of Default.

          Section 8.6.  Default Under Loan Documents.  A breach of or default by
                        ----------------------------
the Borrower under the terms, covenants, and conditions set forth in any other Loan Document, which is not cured within any applicable cure or grace period.

          Section 8.7.  Judgments.  The Borrowers shall suffer final judgments
                        ---------
for payment of money aggregating in excess of Two Hundred Fifty Thousand Dollars ($250,000) during any calendar year and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, the Borrowers post a supersedes bond or execution has been effectively stayed.

          Section 8.8.  Levy By Secured Creditor.  A secured or judgment
                        ------------------------
creditor of any Borrower shall obtain possession, or attempt to obtain possession, of any of the Collateral with a value in excess of Fifty Thousand Dollars ($50,000) by any means, including, but without limitation, levy, distraint, replevin or self-help.

          Section 8.9.  Involuntary Bankruptcy.  The commencement of a
                        ----------------------
proceeding before a court having jurisdiction against or with respect to any Borrower in an involuntary case under the federal bankruptcy Laws or any state insolvency or similar Laws seeking: (a) the liquidation of any Borrower, (b) a reorganization of any Borrower or the Borrower's business and affairs, or (c) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for any Borrower or any of the Borrower's property including, but not limited to, the Collateral, which proceeding is not dismissed within thirty (30) days.

          Section 8.10. Voluntary Bankruptcy.  The commencement by any Borrower
                        --------------------
of a voluntary case under the federal bankruptcy Laws or any state insolvency or similar Laws or the consent by any Borrower to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, or similar official for the Borrower or any of the Borrower's property including, but not limited to, the Collateral, or the making by Borrower of any assignment for the benefit of creditors or the failure by Borrower generally to pay its debts as they become due either as to the amount of such debts or the number of such debts.

          Section 8.11. Impairment of Collateral.  Any event or series of
                        ------------------------
events shall occur which the Lender deems, in good faith and in its sole discretion, to impair the Collateral or other security for the Loan or otherwise threaten the value thereof, and which adversely affects the prospects of repayment of the Loan.

          Section 8.12.  Cure.  Notwithstanding anything above contained in this
                         ----
Article VIII,

          (a) An Event of Default shall only occur by reason of the Borrowers' failure to comply with Section 6.6 if the Borrowers fail, within thirty (30) days after the occurrence of an event resulting in a violation of Section 6.6, to remedy the violation.

          (b) An Event of Default shall only occur by reason of the Borrowers' failure to comply with Section 6.7 if the Borrowers fail, within fifteen (15) days after the occurrence of an event resulting in a violation of Section 6.7, to remedy the violation.

          (c) An Event of Default shall only occur by reason of the Borrowers' failure to comply with Section 6.8 if the Borrowers fail to notify the Lender of
(i) any change in the location of any existing office or place of business of a Borrower; (ii) the establishment of any new, or the discontinuance of any existing, place of business; and (iii) any change in or addition to the location of the place where Records are kept.

          (d) An Event of Default shall only occur by reason of the Borrowers' failure to comply with Section 6.9 if the Borrowers fail, within thirty (30) days after the occurrence of an event resulting in a violation of Section 6.9, to remedy the violation.

          (e) An Event of Default shall only occur by reason of the Borrowers' failure to comply with Section 6.10 if the Borrowers fail, within thirty (30) days after the occurrence of an event resulting in a violation of Section 6.10, to remedy the violation.

          Any occurrence constituting an Event of Default by reason of the failure to comply with Section 6.2 that is specifically identified in one of the foregoing mentioned sections shall be subject to cure as above provided. Such cure period may, in the Lender's sole discretion, be extended if such cure is diligently being pursued and such continuing Event of Default does not substantially impair the prospects of repayment of the Loans. Nothing herein contained shall limit the continuing obligation of the Borrowers to notify the Lender of any Event of Default and the Borrowers' actions to cure such default within the period above stated.

          Upon the occurrence of an Event of Default which is not cured within the applicable cure period, if any, the Lender shall have no further obligation to make any additional Advances under the Loan, and the Lender may declare all Obligations immediately due and payable. All such Events of Default and remedies are in addition to any such rights and remedies set forth in the other Loan Documents.

                                  ARTICLE IX
                                  ----------
                    RIGHTS AND REMEDIES UPON THE OCCURRENCE
                    ---------------------------------------
                            OF AN EVENT OF DEFAULT
                            ----------------------

          Section 9.1.  Rights and Remedies.  In addition to all other rights
                        -------------------
and remedies provided by Law and the Loan Documents, the Lender, upon the occurrence of any Event of Default or upon Maturity, and subject to any applicable grace or cure period, may:

          (a)  Refuse to make further Advances or readvances under the Loan;

          (b) Accelerate, call due and demand the immediate payment of the unpaid principal balance of the Loans and the Consolidated Renewal Note, and all accrued interest and other sums due as of the date of default;

          (c) Foreclose any security interest, lien, assignment, or pledge created by any Loan Document or this Agreement;

          (d) File suit against the Borrowers or any one of them, on this Agreement, or under any other Loan Document;

          (e) Seek specific performance or injunctive relief to enforce performance of the undertakings, duties, and agreements provided in the Loan Documents, whether or not a remedy at law exists or is adequate;

          (f) Exercise any rights of a secured creditor under the Virginia Uniform Commercial Code, Title 8.9 of the Code of Virginia, as amended, or any other applicable version of the Uniform Commercial Code, including the right to take possession of the Collateral without the use of judicial process and the right to require the Borrower to assemble the Collateral at such place as the Lender may specify; and

          (g) Set-off any amounts in any account or represented by any certificate with the Lender in the name of any Borrower or in which any Borrower has an interest.

          Section 9.2.  Collection of Receivables by the Lender.  The Lender, at
                        ---------------------------------------
any time or from time to time following the occurrence of an Event of Default which is a continuing Event of Default, may terminate the Borrowers' authority to collect the Receivables and may exercise any or all of the rights contained in this Section 9.2. Upon such a termination of the Borrowers' authority, the Lender shall have the right to send a notice of assignment or notice of the Lender's security interest to any and all Account Debtors or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Lender shall have the sole right to collect the Receivables and take possession of the Collateral and Records relating thereto. All of the Lender's actual and reasonable collection expenses, including Liquidation Costs, shall be charged to the Borrowers' account and added to the Obligations. If the Lender is collecting the Receivables as provided in this Section 9.2, the Lender shall have the right to receive, endorse, assign and deliver in the Lender's name or the Borrowers' name any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrowers hereby waive notice of presentment, protest and non-payment of any instrument so endorsed. If the Lender is collecting the Receivables directly as above provided, the Borrowers hereby individually and collectively, jointly and severally, constitute and appoint the Lender and/or the Lender's designee, as the Borrowers' attorney-in-fact with power with respect to the Receivables: (a) to endorse the Borrowers' name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment of Collateral that may come into the Lender's or designee's possession; (b) to sign the Borrowers' name on any invoice relating to any of the Receivables, drafts against Account Debtors, assignments and verifications of Receivables and notices to Account Debtors; (c) to notify the Post Office authorities to change the address for delivery of mail addressed to the Borrowers; (d) to receive and open all mail addressed to the Borrowers and accept checks, drafts, money orders or other evidences of payment, or correspondence relating in any way to a Receivable or other Collateral (all other items of mail shall be delivered or made available to PAC; and (e) to do all other acts and things necessary, proper, or convenient to carry out the terms, conditions, purposes and intent of this Agreement. All good faith acts of the Lender as such attorney are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of omission or commission other than acts of gross negligence or intentional wrongdoing, nor for any error of judgment or mistake of fact or law exercised in accordance with this Agreement. The power of attorney hereby granted, being coupled with an interest, is irrevocable while any of the Obligations remain unpaid. The Lender or attorney may, without notice to or consent from the Borrowers, sue upon or otherwise collect, extend the time of payment of or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurances applicable to thereto or release any obligor thereon. The Lender or attorney does not, by anything herein or in any assignment or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender or attorney shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

          Section 9.3.  Sale of Collateral.  In addition to any other remedy
                        ------------------
provided herein, upon the occurrence of any Event of Default and subject to any applicable grace or cure period, the Lender may immediately, without advertisement, sell in a commercially reasonable manner at public or private sale or otherwise realize upon the whole or any part of the Collateral, or any interest which the Borrowers may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all reasonable expenses, including all actual and reasonable expenses for legal services, the Lender shall apply such proceeds toward the satisfaction of the Obligations in any order or manner as the Lender may determine. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Law. Written notice of any sale or other disposition shall be given to PAC and any other Borrower whose property is being sold at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which the Borrowers hereby agree shall be reasonable notice of such sale or other disposition. The Borrowers agree to assemble, or to cause to be assembled, at the Borrowers' own expense, the Collateral at such place or places as the Lender shall designate. At any such sale or other disposition, the Lender may, to the extent permissible under applicable Law, purchase the whole or any part of the Collateral, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. The Borrowers waive the right, if any, to have the Collateral marshaled upon a sale. Without limiting the generality of any of the rights and remedies conferred upon the Lender under this Section, the Lender may, to the full extent permitted by applicable Law: (a) peacefully enter upon the premises of the Borrowers, exclude therefrom the Borrowers or any entity connected therewith, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary permitted force to do so; (b) at the Lender's option, use, operate, manage, and control the Collateral in any lawful manner (but without any obligation to continue the business operations of the Borrower); (c) collect and receive all rents, income, revenue, earnings, issues, and profits therefrom; and (d) maintain, preserve, alter or remove the Collateral as the Lender may determine in its sole discretion. The Borrower shall indemnify and save harmless the Lender and its agents, employees, officers and directors, for any action or inaction taken in connection therewith, except for acts or omissions of gross negligence or intentional misconduct.

          Section 9.4.  Attorneys' Fees and Expenses.  The Borrower shall pay
                        ----------------------------
all Liquidation Costs and/or actual and reasonable attorneys' fees and expenses which the Lender may incur as a result of the happening of an Event of Default, even if judgment is not obtained or confessed and the Event of Default is cured and the Loan is placed in good standing.

          Section 9.5.  Remedies Cumulative.  The rights and remedies provided
                        -------------------
in this Agreement or in the Loan Documents or under applicable Law shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

          Section 9.6.  Proof of Sums Due on the Loan.  In any action or
                        -----------------------------
proceeding brought by the Lender to collect the sums owed on the Loan, an affidavit made under oath by an officer of the Lender setting forth the unpaid balance of principal, and any accrued interest, default interest, and late charges owed on the Loan shall be presumed correct and shall be admissible in evidence for the purpose of establishing the truth of what it asserts.

          Section 9.7.  Obligations of the Borrower Hereunder Unconditional.
                        ---------------------------------------------------
The payment and performance of the Obligations shall be the absolute and unconditional duty and obligation of the Borrowers, and shall be independent of any defense or any rights of set-off, recoupment or counterclaim which any Borrower might otherwise have against the Lender, and the Borrowers shall pay absolutely net the payments of principal, and interest to be made on account of the Loan and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off, and until such time as the Obligations have been fully paid and performed, the Borrowers: (a) will not suspend or discontinue any payments provided for herein in the Consolidated Renewal Note;
(b) will perform and observe all of the Borrowers' other covenants and agreements contained in the Loan Documents, including without limitation, making all payments required to be made to the Lender; and (c) will not terminate or attempt to terminate the Loan Documents for any cause.

                                   ARTICLE X
                                   ---------
                         GENERAL CONDITIONS AND TERMS
                         ----------------------------

          Section 10.1.  Loan Costs.  The Loan and all transactions relating
                         ----------
thereto and provided for herein shall be made at no cost to the Lender and all costs including, without limitation, the Lender's counsel fees, recordation costs, costs of documentary stamps, photocopying expense, appraisals, lien searches, travel expenses for the Lender's agents, employees, and counsel, and all other reasonable out of-pocket expenses shall be paid by the Borrowers, whenever incurred, such that the subject transactions shall be cost free to the Lender. The Lender is authorized to debit any account or accounts maintained by the Borrowers at the Lender for the amount of any costs for which the Borrowers have failed to reimburse the Lender. The Borrowers acknowledge and agree that the Lender will obtain title insurance coverage on each of the mortgages described in Section 3.4 of this Agreement, in an amount not to exceed the fair market value thereof, and that the Borrowers shall pay to the Lender the amount of all title insurance company or agent charges related to such coverage.

          Section 10.2.  Incorporation.  The terms and conditions of the Loan
                         -------------
Documents are incorporated by reference and made a part hereof as if fully set forth herein. In the event of any inconsistencies between this Agreement and any other Loan Document, the terms and conditions of this Agreement shall govern and control.

          Section 10.3.  Waivers.  The Lender may at any time or from time to
                         -------
time waive all or any of its rights under this Agreement or any other Loan Document, but any waiver or indulgence by the Lender at any time or from time to time shall not constitute, unless specifically so expressed by the Lender in writing (except to the extent an express waiver need not be in writing under the provisions of another Section of this Agreement), a future waiver of performance or exact performance by the Borrower.

          Section 10.4.  No Third Party Beneficiary Rights.  No Person not a
                         ---------------------------------
party to this Agreement shall have any benefit hereunder nor have third party beneficiary rights as a result of this Agreement or any other Loan Documents, nor shall any party be entitled to rely on any actions or inactions of the Lender or its agents, all of which are done for the sole benefit and protection of the Lender.

          Section 10.5.  Continuing Obligation of Borrowers.  The terms,
                         ----------------------------------
conditions, and covenants set forth herein and in the Loan Documents shall survive closing and shall constitute a continuing obligation of the Borrowers during the course of the transaction contemplated herein. The obligations of the Borrowers and all Collateral granted under this Agreement shall remain valid and in effect so long as any Obligation is outstanding, unpaid or unsatisfied between the Borrowers and the Lender.

          Section 10.6.  Binding Obligation.  This Agreement shall be binding
                         ------------------
upon and inure to the benefit of the Borrowers and their successors and permitted assigns, and the Lender and its successors and assigns.
Notwithstanding the foregoing, the Lender agrees that in the absence of an Event of Default which has not been cured (if such Event of Default is subject to cure), this Agreement shall not be assigned, in whole or in part, without (90) days notice to PAC, and the Lender shall advise PAC as to the selection of an assignee.

          Section 10.7.  Notices.  Any notice required or permitted by or in
                         -------
connection with this Agreement or any other Loan Document shall be in writing and made by hand delivery, by certified mail, return receipt requested, postage prepaid, or by overnight courier for next Business Day delivery, addressed to the party at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by any party, and shall be considered given as of the date of hand delivery, as of three (3) days after the date of mailing, or the date specified for delivery with an overnight courier service, independent of the date of actual delivery, as the case may be:

          If to the Lender:

          PRECISION FUNDING, L.L.C.
          c/o Avenir Corporation
          1725 K Street, N.W., Suite 410
          Washington, D.C.   20006
          Attention:  Peter C. Keefe, Manager

          Telephone: 202-659-4427
          Facsimile: 202-659-4414

          If to PAC (which constitutes notice to all Borrowers).-

          PRECISION AUTO CARE, INC.
          748 Miller Drive, S.E.
          Leesburg, Virginia 20175
          Attention:   Louis M. Brown, Jr.
                       President and Chief Executive Officer
          Telephone: (703) 777-9095
          Telefax:   (703) 777-9190

          Section 10.8.  Final Agreement.  This Agreement and the Loan Documents
                         ---------------
contain the final and entire agreement and understanding of the parties, and any terms and conditions not set forth in this Agreement or the Loan Documents are not a part of this Agreement and the understanding of the parties hereof

          Section 10.9.  Extensions.  The payment of the Obligations hereunder
                         ----------
may be extended, from time to time, without impairing or otherwise affecting the liability of the Borrowers, any endorser, guarantor or other party liable hereunder or under any Loan Document, or the continuing security interest in the Collateral provided herein.

          Section 10.10.  Amendment.  This Agreement may be amended, modified or
                          ---------
altered only in writing signed by the party to be bound by the amendment, modification or alteration.

          Section 10.11.  Time.  Time is of the essence of this Agreement.
                          ----

          Section 10.12.  Disclosure.  The Lender may disclose financial
                          ----------
information concerning the Borrowers to any other financial institution that may share, participate or join in the Loan.

          Section 10.13.  Number, Gender, and Captions.  As used herein, the
                          ----------------------------
singular shall include the plural and the plural may refer to only the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this Agreement.

          Section 10.14.  Security Agreement; Photocopies Sufficient.  This
                          ------------------------------------------
Agreement shall constitute a security agreement as described in the Virginia Uniform Commercial Code, Title 8.9 of the Code of Virginia, as amended. A carbon, photographic, photocopy or other reproduction of this Agreement shall be sufficient as a financing statement.

          Section 10.15.  Additional Borrowers and Assumption Agreement,
                          ----------------------------------------------
Amendment to Pledge.  Subject to the provisions of Section 2.2.9(b) hereof, any
-------------------
Subsidiary created or acquired by PAC or the Subsidiaries shall join as parties to this Agreement and assume all Obligations hereunder and under the Consolidated Renewal Note. Any new Borrower shall deliver such additional resolutions, certificates and agreements as the Lender may from time to time reasonably require to grant liens or security interests to the Lender or for such other purposes. Subject to the provisions of Section 2.2.9(b) hereof, contemporaneously with the execution of an Assumption Agreement, PAC (or a Subsidiary if applicable) shall execute and deliver to the Lender such written agreements as the Lender may require pursuant to which PAC (or such Subsidiary) shall pledge and grant a first priority security interest to the Lender in the shares of stock or other equity interests of such new Borrower which are held by PAC (or such Subsidiary) to further secure the Loan and all other Obligations.

         Section 10.16.  Joint and Several Liability.  The Obligations of the
                         ---------------------------
Borrowers hereunder are joint and several. All Persons which hereafter become Subsidiaries and Borrowers by virtue of executing and delivering an Assumption Agreement shall assume joint and several liability for all Obligations then existing or thereafter created and arising hereunder and under the Consolidated Renewal Note. Each Borrower shall have a right of contribution to obtain reimbursement from each other Borrower for any payment made by such Borrower in respect of the Obligations to the extent that such payment exceeds the benefit realized by such Borrower under the Loan. Any right of contribution among the Borrowers which arises as a result of payments made in respect of the Obligations under this Agreement or the other Loan Documents shall be subordinate in all respect to the Lender's right to receive payment in full of the Obligations. The Borrowers acknowledge and agree that the right of contribution set forth above shall not in any event be construed in a manner inconsistent with the joint and several liability of each of the Borrowers for the repayment of all Obligations.

          Section 10.17.  Governing Law; Consent to Jurisdiction.  This
                          --------------------------------------
Agreement shall be deemed to have been executed, delivered and accepted in the State of Virginia and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Virginia; the Borrowers hereby consent to the jurisdiction of any state court within Virginia, or any federal court located within the Eastern District of the State of Virginia for any proceeding instituted hereunder or under any of the other Loan Documents, or arising out of or in connection with this Agreement or any of the other Loan Documents, or any proceeding to which the Lender and any Borrower is a party, including any actions based upon, arising out of, or in connection with any course of conduct, course of dealing, statement (whether oral or written) or actions of the Lender or the Borrower. The Borrower irrevocably agrees to be bound (subject to any available right of appeal) by any judgment rendered or relief granted thereby and further waives any objection that it may have based on lack of jurisdiction or improper venue or forum non conveniens to the conduct of any such proceeding. The Borrowers consent that all service of process be made by registered or certified mail directed to any such Borrower at its address set forth herein, and service so made shall be deemed to be completed upon the earlier of actual receipt thereof or three (3) days after deposit in the United States mails, proper postage prepaid and properly addressed. Nothing in this section shall affect the right to serve legal process in any other manner permitted by law or affect the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction.

          Section 10.18.  Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY
                          --------------------
WAIVES ANY RIGHT TO A TRIAL BY A JURY IN ANY SUIT, ACTION OR PROCEEDING INSTILLED IN CONNECTION WITH THIS AGREEMENT, THE LOAN OR THE OBLIGATIONS.

          Section 10.19.  Release.  Effective as of the date of execution of
                          -------
this Agreement, the Borrower releases and forever waives and relinquishes all claims, demands, obligations, liabilities and causes of action of whatsoever kind or nature, whether known or unknown, which it has, may have, or might have or assert now or in the future against the Lender and its directors, officers, employees, attorneys, agents, successors, predecessors and assigns and any affiliates, subsidiaries or related entities of the Lender and their directors, officers, employees, attorneys, agents, successors, predecessors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun before the execution of this Agreement.

          Section 10.20.  No Novation; Effect on Original Loan Documents, etc.
                          ----------------------------------------------------
The obligations of the Borrowers to the Lender as transferee of the Note and instruments and documents executed and delivered in connection therewith, including without limitation the Second Amended and Restated Loan and Security Agreement, are completely restated, renewed and extended in this Agreement, and the parties do not intend or effect any novation of said obligations. Accordingly, subject to the foregoing and the immediately following sentence, the Second Amended and Restated Loan and Security Agreement is superseded by this Agreement. Notwithstanding the foregoing, the Second Amended and Restated Loan and Security Agreement shall survive and remain in effect to the extent that it grants Collateral as security for the obligations of any Borrower.

          Section 10.21.  Construction.  The recitals of this Agreement are
                          -------------
incorporated as terms hereof. The terms of this Agreement and the other Loan Documents shall be construed in a manner to insure that all of the Collateral secures all of the Obligations, and no language of any documents other than the deeds of trust/mortgages, and no course of dealing shall limit such construction unless evidenced by a writing that expressly refers to this Section 10.21 and the signatories' intention to depart from such construction.

          IN WITNESS WHEREOF, the Lender and the Borrowers have executed and sealed this Agreement on this ______ day of October, 2000, effective as of October 1, 2000, with the specific intention that this Agreement constitute a document under seal.



WITNESS/ATTEST:               PRECISION FUNDING, L.L.C.


_____________________         By: /s/Peter C. Keefe           (SEAL)
                                  ----------------------------------
                                  Peter C. Keefe
                                  Manager


                              PRECISION AUTO CARE, INC.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO


                              WE JAC CORPORATION



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO

                              PRECISION BUILDING SOLUTIONS
                              INCORPORATED, formerly known as
                              LUBE VENTURES, INC.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  -----------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO



                              ROCKY MOUNTAIN VENTURES, INC.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  -----------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO



                              ROCKY MOUNTAIN VENTURES II, INC.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  -----------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO


                              MIRACLE PARTNERS, INC.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  -----------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO

                              RALSTON CAR WASH, LTD.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  -----------------------------------
                                  Louis M. Brown, Jr.
                                  Manager


                              PREMA PROPERTIES, LTD.


Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  General Manager

                              MIRACLE INDUSTRIES, INC.


Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO

                              KBG, LLC


Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  Manager


                              PTW, INC.


Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO

                              NATIONAL 60 MINUTE TUNE, INC.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO

                              HYDRO-SPRAY CAR WASH
                              EQUIPMENT CO., LTD.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  Authorized Member



                              PRECISION TUNE AUTO CARE, INC.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO



                              WORLDWIDE DRYING SYSTEMS, INC.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO

                              PAC MEXICAN DELAWARE HOLDING
                              COMPANY, INC.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO



                              PAC MEXICAN HOLDING COMPANY, LLC



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  President



                              PRECISION AUTO CARE MEXICO II,
                              S. de R.L. de C.V.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO



                              PRECISION AUTO CARE MEXICO I,
                              S. de R.L. de C.V.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------                  ---------------------------------
                                  Louis M. Brown, Jr.
                                  President and CEO

                              INDY VENTURES, L.L.C.



Everett F. Casey              By: /s/Louis M. Brown, Jr.     (SEAL)
----------------              --------------------------------------
                                     Louis M. Brown, Jr.
                                     Manager

                                ACKNOWLEDGMENTS
                                ---------------


DISTRICT OF COLUMBIA, to wit:



          I HEREBY CERTIFY that on this 11th day of October, 2000, before me, the undersigned Notary Public, personally appeared Peter Keefe, who acknowledged himself to be a Manager of Precision Funding, L.L.C., known to me (or satisfactorily proved) to be the person who executed the foregoing Loan Renewal and Security Agreement and acknowledged that he, being authorized so to do, executed the same for the purposes therein contained as the duly authorized Manager of Precision Funding, L.L.C., by signing the name of Precision Funding, L.L.C. as Manager.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                    /s/Darlene R. Archer
                                    --------------------
                                    Notary Public

Notary Public
District of Columbia
Darlene R. Archer
My Commission April 14, 2004

My Commission Expires:

_______________________

STATE OF ______________, CITY/COUNTY OF ________________, to wit:


          I HEREBY CERTIFY that on this __________ day of __________________, 2000, before me, the undersigned, a Notary Public of the State of aforesaid, personally appeared Louis M. Brown, Jr., who acknowledged himself to be the President, Chief Executive Officer of Precision Auto Care, Inc., a Virginia corporation; WE JAC Corporation, a Delaware corporation; Precision Building Solutions, Incorporated, formerly known as Lube Ventures, Inc., a Delaware corporation; Rocky Mountain Ventures, Inc., a Colorado corporation, Rocky Mountain Ventures II, Inc., a Colorado corporation, Miracle Partners, Inc., a Delaware corporation; Miracle Industries, Inc., an Ohio corporation; PTW, Inc., a Washington corporation; National 60 Minute Tune, Inc. a Washington corporation; Precision Tune Auto Care, Inc. a Virginia corporation; Worldwide Drying Systems, Inc., a Colorado corporation, PAC Mexican Delaware Holding Company, Inc., a Delaware corporation; and the Manager of Ralston Car Wash, Ltd., a Colorado limited liability company, the General Manager of Prema Properties, Ltd., an Ohio limited KBG, LLC, a Colorado limited liability company, and Indy Ventures, L.L.C., an Indiana limited liability company; the General Manager of Prema Properties, Ltd., an Ohio limited liability company; the Authorized Member of Hydro-Spray Car Wash Equipment Co., Ltd., an Ohio limited liability company; the President of PAC Mexican Holding Company LLC, a Virginia limited liability company; the President and General Manager of Precision Auto Care Mexico II, S. de R.L. de C.V., a Mexican limited liability company; and Precision Auto Care Mexico I, S. de R.L. de C.V., a Mexican limited liability company; and Precision Auto Care Mexico I, S. de R.L. de C.V., a Mexican limited liability company; and that he, as such President, Chief Executive Officer, General Manager, Authorized Member, Manager and President and General Manager (as applicable, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of each of the corporations and limited liability companies by himself as President, Chief Executive Officer, General Manager, Authorized Member, Manager and General manager (as applicable).


          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    _________________________
                                    Notary Public

My Commission Expires:

__________________________

                                LIST OF EXHIBITS


Exhibit 1      Non-Borrower Mexican Subsidiaries

Exhibit 2      Existing Liens including the Grimaud Lien

Exhibit 3      Real Property owned by each Borrower

Exhibit 4      Defaults, Etc.

Exhibit 5      Evidence of Litigation

Exhibit 6      Names of Borrowers

Exhibit 7      Employee Benefit Plans

Exhibit 8 List of Registered Patents, Trademarks, Trade Names and Copyrights owned by Borrower

Exhibit 9      Equity Ownership